Exhibit 99.1

URBAN OUTFITTERS, INC.

Fourth Quarter Results

Philadelphia, PA – February 25, 2026

For Immediate Release	Contact:	Oona McCullough
Executive Director of Investor Relations
(215) 454-4806

URBN Reports Record FY26 Q4 Sales and Operating Results

PHILADELPHIA, PA, February 25, 2026 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands including the Anthropologie, Free People, FP Movement, Urban Outfitters and Nuuly brands, today announced net income of $96.3 million and earnings per diluted share of $1.05 for the three months ended January 31, 2026. For the three months ended January 31, 2026 and 2025, adjusted net income was $130.5 million and $98.1 million, respectively, and adjusted earnings per diluted share were $1.43 and $1.04, respectively. For the year ended January 31, 2026, net income was $464.9 million and earnings per diluted share were $5.06. For the years ended January 31, 2026 and 2025, adjusted net income was $499.2 million and $380.3 million, respectively, and adjusted earnings per diluted share were $5.44 and $4.03, respectively.

Adjusted net income and earnings per diluted share for the three months and year ended January 31, 2026, excludes a charitable contribution to a donor-advised fund. Adjusted net income and earnings per diluted share for the three months and year ended January 31, 2025, excludes a release of income tax reserves. See “Reconciliation of Non-GAAP Financial Measures” included at the end of this release.

Total Company net sales for the three months ended January 31, 2026, increased 10.1% to a record $1.80 billion. Total Retail segment net sales increased 7.7%, with comparable Retail segment net sales increasing 5.5%. The increase in Retail segment comparable net sales was driven by mid single-digit positive growth in both digital channel sales and retail store sales. Comparable Retail segment net sales increased 9.6% at Urban Outfitters, 5.2% at Free People and 3.7% at Anthropologie. Subscription segment net sales increased 42.6% primarily driven by a 40.3% increase in average active subscribers in the current quarter versus the prior year quarter. Wholesale segment net sales increased 9.1% driven by a 10.2% increase in Free People wholesale sales due to an increase in sales to specialty customers.

For the year ended January 31, 2026, total Company net sales increased 11.1% to a record $6.17 billion. Total Retail segment net sales increased 7.9%, with comparable Retail segment net sales increasing 6.0%. The increase in Retail segment comparable net sales was driven by mid single-digit positive growth in both digital channel sales and retail store sales. Comparable Retail segment net sales increased 7.3% at Urban Outfitters, 5.9% at Anthropologie and 4.8% at Free People. Subscription segment net sales increased 50.2% primarily driven by a 45.3% increase in average active subscribers in the current year versus the prior year period. Wholesale segment net sales increased 14.0% driven by a 15.2% increase in Free People wholesale sales due to an increase in sales to specialty customers.

“We are pleased to report record sales and operating profits for the quarter, driven by strong results across all three segments – Retail, Subscription, and Wholesale,” said Richard A. Hayne, Chief Executive Officer. “Our Nuuly apparel rental business continues to enjoy exceptional momentum with double-digit subscriber and revenue growth,” finished Mr. Hayne.

Net sales by brand and segment for the three and twelve-month periods were as follows:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Net sales by brand
Anthropologie	$774,898	$743,030	$2,586,611	$2,426,438
Free People	451,023	410,618	1,618,421	1,460,295
Urban Outfitters	405,105	360,192	1,351,629	1,247,742
Nuuly	160,503	112,524	568,418	378,394
Menus & Venues	10,241	9,756	40,297	37,797
Total Company	$1,801,770	$1,636,120	$6,165,376	$5,550,666

Net sales by segment
Retail Segment	$1,566,443	$1,454,996	$5,282,676	$4,896,694
Subscription Segment	160,503	112,524	568,418	378,394
Wholesale Segment	74,824	68,600	314,282	275,578
Total Company	$1,801,770	$1,636,120	$6,165,376	$5,550,666

For the three months ended January 31, 2026, the gross profit rate increased by 101 basis points compared to the three months ended January 31, 2025, and gross profit dollars increased 13.6% to a record $599.2 million from $527.7 million. For the year ended January 31, 2026, the gross profit rate increased by 126 basis points compared to the year ended January 31, 2025, and gross profit dollars increased 15.1% to a record $2.22 billion from $1.93 billion. The increase in gross profit rate for both periods was primarily due to improved Retail segment markdowns driven by lower markdowns at Urban Outfitters and Free People, a leverage in store occupancy costs due to the increase in comparable Retail segment net sales and leverage in delivery expense due to a reduction in packages per order, partially offset by deleverage in initial merchandise costs. The increase in gross profit dollars for both periods was due to higher net sales and the improved gross profit rate. Additionally, during the year ended January 31, 2026, the Company recorded store impairment charges of $2.0 million and during the year ended January 31, 2025, the Company recorded store impairment and lease abandonment charges of $4.6 million.

As of January 31, 2026, total inventory increased by $79.8 million, or 12.8%, compared to total inventory as of January 31, 2025. Total Retail segment inventory increased 13.4% and comparable Retail segment inventory increased 5.3%. Wholesale segment inventory increased 8.5%. The increase in inventory for both segments was due to the increase in sales and timing of inventory receipts.

For the three months ended January 31, 2026, selling, general and administrative expenses increased by $38.1 million, or 9.5%, compared to the three months ended January 31, 2025. Selling, general and administrative expenses leveraged 14 basis points as a percentage of net sales compared to the three months ended January 31, 2025. For the year ended January 31, 2026, selling, general and administrative expenses increased by $159.2 million, or 11.0%, compared to the year ended January 31, 2025. Selling, general and administrative expenses leveraged 2 basis points as a percentage of net sales compared to the year ended January 31, 2025. The leverage in selling, general and administrative expenses as a percentage of net sales for both periods was primarily related to a leverage in store payroll expenses due to the Retail segment stores net sales growth. The dollar growth in selling, general and administrative expenses for both periods was primarily related to increased marketing expenses to support customer growth and increased sales in the Retail and Subscription segments, as well as increased store payroll expenses to support the Retail segment stores net sales growth.

During the three months and year ended January 31, 2026, the Company made a $46.0 million charitable contribution to a donor-advised fund, which is included in “Other (expense) income, net.”

The Company’s effective tax rate for the three months ended January 31, 2026, was 21.9%, compared to 8.1% in the three months ended January 31, 2025. The Company's effective tax rate for the year ended January 31, 2026, was 22.1%, compared to 19.5% in the year ended January 31, 2025. The increase in the effective tax rate for the three months and year ended January 31, 2026, was primarily due to the non-recurrence of a significant tax reserve release recorded in the prior year. The adjusted effective tax rate for the three months ended January 31, 2026, was 22.9%, compared to 25.0% for the three months ended January 31, 2025. The Company’s adjusted effective tax rate for the year ended January 31, 2026, was 22.4%, compared to 24.0% in the year ended January 31, 2025.

Net income for the three months ended January 31, 2026, was $96.3 million and earnings per diluted share were $1.05. Adjusted net income for the three months ended January 31, 2026, was $130.5 million and adjusted earnings per diluted share were $1.43. Net income for the year ended January 31, 2026, was $464.9 million and earnings per diluted share were $5.06. Adjusted net income for the year ended January 31, 2026, was $499.2 million and adjusted earnings per diluted share were $5.44.

On June 4, 2019, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program. During the year ended January 31, 2026, the Company repurchased and subsequently retired 3.3 million shares for approximately $154 million. During the year ended January 31, 2025, the Company repurchased and subsequently retired 1.2 million shares for approximately $52 million. As of January 31, 2026, 14.6 million common shares were remaining under the program.

Store data for the year ended January 31, 2026, was as follows:

	January 31,			January 31,
	2025	Openings	Closings	2026
Anthropologie NA	222	13	1	234
Anthropologie EU	17	3	—	20
Total Anthropologie	239	16	1	254
Free People NA	156	15	4	167
FP Movement NA	63	25	—	88
Free People EU	11	3	1	13
Total Free People	230	43	5	268
Urban Outfitters NA	187	1	11	177
Urban Outfitters EU	68	9	1	76
Total Urban Outfitters	255	10	12	253
Menus & Venues	9	—	—	9
Total Company-Owned Stores	733	69	18	784
Franchisee-Owned Stores(1)	9	—	—	9
Total URBN	742	69	18	793
(1)
Includes 7 Urban Outfitters franchisee-owned stores and 2 Anthropologie franchisee-owned stores

Urban Outfitters, Inc. offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of Anthropologie stores in the United States, Canada and Europe, catalogs and websites; Free People stores (including FP Movement stores) in the United States, Canada and Europe, catalogs and websites; Urban Outfitters stores in the United States, Canada and Europe and websites; Menus & Venues restaurants; and Urban Outfitters franchisee-owned stores and Anthropologie franchisee-owned stores in the Middle East. Free People, FP Movement and Urban Outfitters wholesale sell their products through department and specialty stores worldwide, digital businesses and the Company’s Retail segment. Nuuly is primarily a women's apparel subscription rental service which offers a wide selection of rental product from the Company's own brands, third-party brands and one-of-a-kind vintage pieces.

A conference call will be held today to discuss fourth quarter results and will be webcast at 5:00 pm. ET at: https://edge.media-server.com/mmc/p/w33kc9av/.

As used in this document, unless otherwise defined, “Anthropologie” refers to the Company's Anthropologie, Terrain and Maeve brands and “Free People” refers to the Company's Free People and FP Movement brands.

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may contain forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: overall economic and market conditions (including current levels of inflation) and worldwide political events and the resultant impact on consumer spending patterns and our pricing power, the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, the effects of the implementation of the United Kingdom's withdrawal from membership in the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions and legal or regulatory changes, any effects of war, including geopolitical instability, impacts of the conflict in the Middle East and impacts of the war between Russia and Ukraine and from related sanctions imposed by the United States, European Union, United Kingdom and others, terrorism and civil unrest, natural disasters, severe or unseasonable weather conditions (including as a result of climate change) or public health crises, labor shortages and increases in labor costs, raw material costs and transportation costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, response to new concepts, our ability to integrate acquisitions, risks associated with digital sales, our ability to maintain and expand our digital sales channels, any material disruptions or security breaches with respect to our technology systems, the departure of one or more key senior executives, import risks (including any shortage of transportation capacities or delays at ports), changes to U.S. and foreign trade policies (including the enactment of tariffs, border adjustment taxes or increases in duties or quotas), the unexpected closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, failure of our manufacturers and third-party vendors to comply with our social compliance program, risks related to environmental, social and governance activities, changes in our effective income tax rate, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in our filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

###

(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2026	2025	2026	2025
Net sales	$1,801,770	$1,636,120	$6,165,376	$5,550,666
Cost of sales (excluding store impairment and lease abandonment charges)	1,202,569	1,108,439	3,945,634	3,619,395
Store impairment and lease abandonment charges	—	—	1,989	4,601
Gross profit	599,201	527,681	2,217,753	1,926,670
Selling, general and administrative expenses	440,500	402,367	1,612,119	1,452,906
Income from operations	158,701	125,314	605,634	473,764
Other (expense) income, net	(35,395)	5,592	(8,737)	26,408
Income before income taxes	123,306	130,906	596,897	500,172
Income tax expense	27,039	10,605	131,978	97,710
Net income	$96,267	$120,301	$464,919	$402,462

Net income per common share:
Basic	$1.07	$1.30	$5.15	$4.34
Diluted	$1.05	$1.28	$5.06	$4.26

Weighted-average common shares outstanding:
Basic	89,691,297	92,279,466	90,191,801	92,684,127
Diluted	91,352,364	94,259,134	91,808,357	94,448,046

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (excluding store impairment and lease abandonment charges)	66.7%	67.7%	64.0%	65.2%
Store impairment and lease abandonment charges	—	—	0.0%	0.1%
Gross profit	33.3%	32.3%	36.0%	34.7%
Selling, general and administrative expenses	24.5%	24.6%	26.2%	26.2%
Income from operations	8.8%	7.7%	9.8%	8.5%
Other (expense) income, net	(2.0%)	0.3%	(0.1%)	0.5%
Income before income taxes	6.8%	8.0%	9.7%	9.0%
Income tax expense	1.5%	0.6%	2.2%	1.7%
Net income	5.3%	7.4%	7.5%	7.3%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	January 31,	January 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$369,206	$290,481
Marketable securities	326,724	319,949
Accounts receivable, net of allowance for doubtful accounts of $1,209 and $1,384, respectively	95,668	74,014
Inventory	700,945	621,146
Prepaid expenses and other current assets	193,561	187,206
Total current assets	1,686,104	1,492,796
Property and equipment, net	1,466,236	1,331,077
Operating lease right-of-use assets	1,051,109	942,666
Marketable securities	461,858	410,208
Other assets	342,306	342,733
Total Assets	$5,007,613	$4,519,480

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$327,903	$295,767
Current portion of operating lease liabilities	225,478	227,149
Accrued expenses, accrued compensation and other current liabilities	564,713	552,763
Total current liabilities	1,118,094	1,075,679
Non-current portion of operating lease liabilities	1,000,088	871,209
Other non-current liabilities	74,144	101,088
Total Liabilities	2,192,326	2,047,976

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 89,698,222 and 92,281,748 shares issued and outstanding, respectively	9	9
Additional paid-in-capital	19,912	15,067
Retained earnings	2,817,448	2,503,068
Accumulated other comprehensive loss	(22,082)	(46,640)
Total Shareholders’ Equity	2,815,287	2,471,504
Total Liabilities and Shareholders’ Equity	$5,007,613	$4,519,480

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Twelve Months Ended
	January 31,
	2026	2025
Cash flows from operating activities:
Net income	$464,919	$402,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	128,529	115,425
Non-cash lease expense	216,348	214,605
Provision (benefit) for deferred income taxes	12,896	(2,966)
Share-based compensation expense	30,408	31,039
Amortization of tax credit investment	17,029	17,224
Store impairment and lease abandonment charges	1,989	4,601
Loss on disposition of property and equipment, net	555	1,641
Changes in assets and liabilities:
Receivables	(19,506)	(7,319)
Inventory	(72,755)	(72,945)
Prepaid expenses and other assets	(2,667)	(17,471)
Payables, accrued expenses and other liabilities	42,999	59,690
Operating lease liabilities	(245,554)	(243,152)
Net cash provided by operating activities	575,190	502,834
Cash flows from investing activities:
Cash paid for property and equipment	(260,168)	(182,581)
Cash paid for marketable securities	(565,365)	(542,944)
Sales and maturities of marketable securities	513,881	416,756
Net cash used in investing activities	(311,652)	(308,769)
Cash flows from financing activities:
Proceeds from the exercise of stock options	928	851
Share repurchases related to share repurchase program	(153,946)	(52,262)
Share repurchases related to taxes for share-based awards	(21,954)	(15,402)
Tax credit investment liability payments	(16,397)	(10,301)
Net cash used in financing activities	(191,369)	(77,114)
Effect of exchange rate changes on cash and cash equivalents	6,556	(4,791)
Increase in cash and cash equivalents	78,725	112,160
Cash and cash equivalents at beginning of period	290,481	178,321
Cash and cash equivalents at end of period	$369,206	$290,481

Important Information Regarding Non-GAAP Financial Measures

In addition to evaluating the financial condition and results of our operations in accordance with U.S. generally accepted accounting principles (“GAAP”), from time to time our management evaluates and analyzes results and any impact on the Company of certain events outside of normal, or “core,” business and operations, by considering adjusted financial measures not prepared in accordance with GAAP. Examples of items that we consider non-core include a charitable contribution to a donor-advised fund and a release of income tax reserves. In order to improve the transparency of our disclosures, provide a meaningful presentation of results from our core business operations and improve period-over-period comparability, we have included certain adjusted financial measures for fiscal 2026 and 2025 that exclude the impact of these non-core business items.

We believe these adjusted financial measures are important indicators of our recurring results of operations because they exclude items that may not be indicative of, or are unrelated to, our underlying results of operations and provide a useful baseline for analyzing trends in our underlying business. Management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies.

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Income Tax Expense and Adjusted Effective Tax Rate:

	Three Months Ended
	January 31,
	2026	2025
	$'s	$'s

Income before income taxes (GAAP)	$123,306	$130,906
Adjustments:
Charitable contribution (a)	46,000	—
Adjusted income before income taxes (Non-GAAP)	$169,306	$130,906

Income tax expense (GAAP)	$27,039	$10,605
Adjustments:
Provision for income taxes on adjustments (b)	11,750	—
Release of income tax reserves (c)	—	22,172
Adjusted income tax expense (Non-GAAP)	$38,789	$32,777

Effective income tax rate (GAAP)	21.9%	8.1%
Adjustments	1.0	16.9
Adjusted effective income tax rate (Non-GAAP)	22.9%	25.0%

	Twelve Months Ended
	January 31,
	2026	2025
	$'s	$'s

Income before income taxes (GAAP)	$596,897	$500,172
Adjustments:
Charitable contribution (a)	46,000	—
Adjusted income before income taxes (Non-GAAP)	$642,897	$500,172

Income tax expense (GAAP)	$131,978	$97,710
Adjustments:
Provision for income taxes on adjustments (b)	11,750	—
Release of income tax reserves (c)	—	22,172
Adjusted income tax expense (Non-GAAP)	$143,728	$119,882

Effective income tax rate (GAAP)	22.1%	19.5%
Adjustments	0.3	4.5
Adjusted effective income tax rate (Non-GAAP)	22.4%	24.0%

URBAN OUTFITTERS, INC.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share data)
(unaudited)

Reconciliation of Total Company Adjusted Net Income and Adjusted Diluted EPS:

	Three Months Ended
	January 31,
	2026		2025
	$'s	% of Net Sales	$'s	% of Net Sales

Net income (GAAP)	$96,267	5.3%	$120,301	7.4%
Adjustments:
Charitable contribution (a)	46,000		—
Provision for income taxes on adjustments (b)	(11,750)		—
Release of income tax reserves (c)	—		(22,172)
Adjusted net income (Non-GAAP)	$130,517	7.2%	$98,129	6.0%

Diluted EPS (GAAP)	$1.05		$1.28
Adjustments, net of tax	0.38		(0.24)
Adjusted diluted EPS (Non-GAAP)	$1.43		$1.04

	Twelve Months Ended
	January 31,
	2026		2025
	$'s	% of Net Sales	$'s	% of Net Sales

Net income (GAAP)	$464,919	7.5%	$402,462	7.3%
Adjustments:
Charitable contribution (a)	46,000		—
Provision for income taxes on adjustments (b)	(11,750)		—
Release of income tax reserves (c)	—		(22,172)
Adjusted net income (Non-GAAP)	$499,169	8.1%	$380,290	6.9%

Diluted EPS (GAAP)	$5.06		$4.26
Adjustments, net of tax	0.38		(0.23)
Adjusted diluted EPS (Non-GAAP)	$5.44		$4.03

(a) During the three months and year ended January 31, 2026, the Company made a charitable contribution to a donor-advised fund.

(b) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustment.

(c) During the three months and year ended January 31, 2025, the Company recorded a one-time tax benefit for the release of a portion of our income tax reserves as a result of a lapse of the statute of limitations for federal tax purposes.